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                                                             EXHIBIT 10.143




                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       CORRECTIONS CORPORATION OF AMERICA

                                      AND

                                  SODEXHO S.A.




                            DATED AS OF JUNE 9, 1995











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                            STOCK PURCHASE AGREEMENT


         This Agreement (the "Agreement") is made and entered into this 9th day of June, 1995, by and between Corrections Corporation of America, a Delaware corporation having its principal place of business in Nashville, Tennessee (the "Seller"), and Sodexho S.A., a French corporation, having its principal place of business in France (the "Buyer").

         WHEREAS, Seller will at the Closing (as hereinafter defined) own 45,000 "C" class shares in the capital of Corrections Corporation of Australia Pty. Ltd. A.C.N. 010 921 641, a Queensland company (the "Company") which shares collectively represent one hundred (100%) percent of the issued shares of the Company; and

         WHEREAS, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, shares in the capital of the Company owned by Seller which shares collectively represent fifty percent (50%) of the issued shares of the Company (the "Shares") upon and subject to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

         1.01. TRANSFER OF SHARES. Subject to all of the terms and conditions of this Agreement, at the Closing, Seller hereby agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase and acquire from Seller, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges and encumbrances of any kind, 22,500 "C" class shares in the capital of the Company, which shares collectively constitute fifty percent (50%) of the issued shares in the capital of the Company (the foregoing shares of the Company are hereinafter collectively referred to as the "Shares").


                                   ARTICLE II

                                 CONSIDERATION

         2.01. PURCHASE PRICE. The Purchase Price for the Shares shall be Three Million Seven Hundred Seventeen Thousand Dollars ($3,717,000.00) (U.S.) (the "Purchase Price"). The Purchase Price shall be paid by Buyer to Seller at the Closing, by bank cheque, bank wire transfer or such other method as may be mutually agreed upon by the parties.



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         2.02.  COMPANY OBLIGATIONS.  By entering into this Agreement, Buyer understands and agrees that from and after the Closing, Buyer shall have the obligations set forth in Schedule 2.02 hereto.


                                  ARTICLE III

                      CLOSING; OBLIGATIONS OF THE PARTIES

         3.01.   CLOSING DATE.  Subject to the provisions of Section 7.05 and
Section 8.05, the closing (the "Closing") shall take place and be effective for all purposes at 10:00 a.m., local time, on ___ July 1995 at the offices of Seller or at such other time and place as the parties hereto mutually agree (the "Closing Date").

         3.02.   OBLIGATIONS OF THE PARTIES AT THE CLOSING.

         (a) At the Closing, the events set out in clauses (i) through (v) shall occur:

                 (i) the Buyer shall pay the consideration as specified in Section 2.01.

                 (ii) the Seller shall deliver to the Buyer or to such person as Buyer may direct, the share certificate issued by the Company for the Shares together with an executed instrument of transfer in registrable form (except for the payment of any applicable stamp duty) for the Shares in favor of the Buyer or its nominee (as transferee) from the registered holder of the Shares (as transferor).

                 (iii) the Seller shall deliver to the Buyer any waiver, consent or other document which the Buyer may require to obtain a good title to the Shares registered in the name of the Buyer or its nominee, including any Power of Attorney under which any document required to be delivered under this Agreement has been executed.

                 (iv) the Seller shall cause a meeting of the Directors of the Company to be convened and shall procure that at the meeting:

                          (a)     the Directors shall approve the transfer of
the Shares to the Buyer or its nominee and, subject to the payment of stamp duty, direct the entries in the Company's share register be made, the existing share certificate for the Shares be cancelled and a new certificate in the name of the Buyer be issued;

                          (b)     Two (2) persons nominated by Buyer shall be
appointed as directors;

                  (v) Buyer may by written notice to the Seller waive compliance by the Seller with the requirements of this Section 3.02 on the Seller's part to be performed.





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                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         In order to induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby represents and warrants as follows:

         4.01. ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         4.02. OWNERSHIP OF SHARES; VALIDITY AND ENFORCEABILITY. Seller represents and warrants that (i) Seller is the legal and beneficial owner of the Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind;
(ii) Seller has the full right, power, authority and capacity to sell and transfer the respective Shares owned by such Seller; (iii) by virtue of the transfer of the Shares to Buyer at the Closing, Buyer will obtain full title to such Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind. This Agreement constitutes a legal, valid and binding agreement of the Seller, enforceable against Seller in accordance with its terms.


         4.03. CORPORATE POWER AND AUTHORITY: DUE AUTHORIZATION. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Seller has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of Seller are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement and each of the documents to which Seller is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of Seller, in each case enforceable in accordance with its terms.

         4.04. NO VIOLATION. The execution and delivery of this Agreement by the Seller does not, and the consummation of the transactions contemplated hereby will not, (a) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) with, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the performance required by, or exercise performance by any person of any of its liabilities under, any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which the Seller is a party or by which any of the Seller's assets or properties are bound; (b) violate or be in conflict with any provision of the Certificate of Incorporation or Bylaws of the Seller; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule, or regulation applicable to the





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Seller; or (d) violate any other contractual or legal obligation or restriction to which the Seller is subject.

         4.05. ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Seller nor any other person acting on its behalf has at any time directly or indirectly used funds for any illegal purpose, including without limitation, the making of any improper political contribution, bribe or kickback.

         4.06. ORGANIZATION AUTHORITY AND GOOD STANDING. The Company is a company duly organized, validly existing, and in good standing under the laws of Queensland, Australia. The Company has full corporate power and authority to carry on its business as now conducted and possesses all governmental and other permits, licenses, and other authorization to own, lease, or operate its assets and properties as now owned, leased, and operated and to carry on its business as presently conducted.

         4.07. NO CONFLICTS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (a)violate any provision, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage, or lien to which Company is a party or by which it is bound; (b) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule, or regulation applicable to Company; or (c) violate any other contractual or legal obligation or restriction to which Company is subject. That certain Shareholders Agreement dated September 27, 1989 and subsequently amended by and among Seller and certain other shareholders of the Company has been terminated.

         4.08. SUBSIDIARIES. The entities listed on Schedule 4.08 hereto (the "Subsidiaries") are the only subsidiaries in which the Company owns, directly or indirectly, any capital stock or other equity interest, or with respect to which the Company, alone or in combination with others, is in a control position. Each of the Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Subsidiaries has the power and authority and possesses all governmental and other permits, licenses, and other authorizations to own or lease its properties and to carry on its business as now conducted. The outstanding capital stock of each of the Subsidiaries is validly issued, fully paid, and non-assessable. The Company has good and valid title to the equity interests in the Subsidiaries, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind, except as set forth on Schedule 4.08. Except where otherwise indicated herein, or unless the context otherwise requires, any reference to the Company herein shall include the Company and the Subsidiaries.

         4.09. LITIGATION. Except as set forth in Schedule 4.09, there are no claims, actions, suits, proceedings, inquiries, or investigations pending or threatened by or against, or otherwise affecting the Company at law or in equity, or by any federal, state, municipal, or other governmental department, commission, board, agency, instrumentality, or authority which, if adversely decided, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings, prospects, or business of the Company. There are no claims, action, or suits





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pending or threatened by or against or otherwise affecting the Company at law or in equity, questioning the validity of this Agreement or the transactions contemplated hereby.

         4.10. TITLE TO ASSETS. Except as set forth in Schedule 4.10, the Company is the record, legal, and beneficial owner of, and has good marketable title to, all the Assets (as defined herein), free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of refusal and set-off, restrictions, reservations, defects in the title, encroachments, and other encumbrances, direct, contingent, or otherwise. The Assets are all assets set forth in the financial statements of the Company and owned or leased by the Company or otherwise utilized in the operation of the Company's business, excluding those items disposed of and replaced since December 31, 1994, in the ordinary course of business, but including the replacements thereof.

         4.11 TAX MATTERS. Seller and the Company have duly and timely filed all tax reports and returns required to be filed by the Company and have duly paid all taxes and other charges due or claimed to be due from the Company by foreign, federal, state, or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales, and payrolls); and true and correct copies of all tax reports and returns relating to such taxes and other charges for the period since December 31, 1990, have been heretofore delivered to Buyer. Since January 1, 1990, the Company has not incurred tax liabilities other than in the ordinary course of business; there are no tax liens (other than liens for current taxes not yet due) upon any properties or assets of the Company (whether real, personal or mixed, tangible or intangible), and, except as reflected in the financial statements of the Company, there are no pending or threatened questions or examinations relating to, or claims asserted for, taxes or assessments against the Company, and there is no basis for such question or claim.

         4.12. CAPITALIZATION. The authorized capital stock of the Company consists of 15,000,000 "C" class shares of $1.00 each and of 1,000,000 "E" class shares of $1.00 each. The issued capital stock is 45,000 "C" class shares and no "E" class shares. Except for the issued "C" class and "E" class shares, there are no shares of capital stock or other securities of the Company issued and outstanding. There are no outstanding options, warrants, or rights to purchase or acquire from the Company or the Seller, any securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements, or restrictions as to which the Company or the Seller is a party or by which either of them is bound relating to any shares of capital stock or other securities of the Company (including the Shares), whether or not outstanding on the stock of the Company.

         4.13. SHARES. All of the shares of issued capital stock of the Company are duly authorized, validly issued, and outstanding and fully paid and nonassessable, and free of preemptive rights.

         4.14. CONTRACTS. Schedule 4.14 hereto sets forth a complete and accurate list of all contracts, agreements, consulting arrangements, purchase orders, leases, subleases, options, and commitments, oral or written, and all assignments, amendments, schedules, exhibits, and





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appendices thereof, affecting or relating to the Company's business, the
Company's assets, or any interest therein to which the Company is a party or by which the Company or its business assets or the Company's stock is bound or affected, including, without limitation, service contracts, equipment leases, and leases of space and ground leases (collectively, the "Contracts"); provided there shall be no breach of this Section 4.14 if Immaterial Contracts as defined below, are omitted. "Immaterial Contracts" shall mean contracts having a remaining term of less than one (1) year and involving an expenditure of less than US$25,000 in the aggregate for all obligations under any one contract or $1,000,000 for all such contracts.

         4.15. LICENSES AND PERMITS. The Company has all local, state, and federal licenses, permits, registrations, certificates, consents, accreditation, and approvals (collectively, the "Licenses and Permits") necessary to conduct its business in a manner currently conducted. There is no default under any of the Company's Licenses and Permits, no notices have been received by the Company or its employees, agents, or representatives with respect to threatened, pending, or possible revocation, termination, suspension, or limitation of any such License or Permit, and there exists no grounds for revocation, suspension, or limitation of any such License or Permit.

         4.16. RELATED PARTY TRANSACTIONS. All transactions between Seller and its affiliates on the one hand and the Company and its affiliates on the other hand prior to the date hereof were conducted at arm's length and at fair value.

         4.17. FINANCIAL STATEMENTS. Seller has delivered to Buyer: (a) audited consolidated balance sheets of the Company as of December 31, 1994, and the related audited consolidated statements of income, changes in stockholders' equity, and changes in financial position for the fiscal year then ended, including the notes thereto, together with the report thereon of Arthur Andersen LLP, independent certified public accountants (the "Audited Financial Statements"), and (b) an unaudited consolidated balance sheet of the Company as of April 30, 1995 (the "Unaudited Balance Sheet") and the related unaudited consolidated statements of income, changes in shareholders' equity, and changes in financial position for the period then ended, including the notes thereto (the "Unaudited Financial Statements") (the Audited Financial Statements and the Unaudited Financial Statements are collectively referred to herein as the "Financial Statements"). The Financial Statements are true, complete, and correct, and fairly present the consolidated assets, liabilities, financial condition, and results of operations of the Company as of the respective dates thereof, and for the periods therein referred to, subject, in the case of the Unaudited Financial Statements, to normal recurring year-end adjustments.

         4.18. NO UNDISCLOSED LIABILITY. The Company does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise, and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties, and other charges payable with respect thereto which are not reflected or reserved against in Financial Statements or disclosed in the notes thereto.) The reserves reflected in the Financial Statements are adequate, appropriate, and reasonable in accordance with generally accepted accounting principles applied on a consistent basis. Furthermore, Seller does not have actual knowledge of





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or actual knowledge of any basis for the assertion against the Company of any such liability or obligation of any nature not fully reflected or reserved against in the Financial Statements.

         4.19. PROFESSIONAL FEES. The Seller has not done anything to cause or incur any liability or obligation of the Company for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and Seller does not know of any claim by anyone for such a fee, commission, expense or charge.

         4.20. OFFERING OF SHARES. The offer, issuance and sale of the Shares by the Seller to Buyer will not require registration under United States securities laws.

         4.21. CONSENTS AND APPROVALS. Subject to the provisions of Section 7.05, Seller has obtained or will have obtained prior to Closing, all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Seller.

         4.22.   FULL DISCLOSURE.  Neither the representations appearing in
Article IV of this Agreement, nor any schedule, exhibit, list, certificate or other instrument and document furnished or to be furnished by Seller to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         In order to induce Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller as follows:

         5.01. ORGANIZATION AND GOOD STANDING. Buyer is a societe anonyme duly organized, validly existing and in good standing under the laws of France and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         5.02. AUTHORIZATION. The Board of Directors of Buyer has taken all action required to authorize the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

         5.03. VALID AND BINDING AGREEMENT. This Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

         5.04. NO VIOLATION. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision,





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or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Buyer is a party or by which it is bound; (b) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Buyer; or (c) violate any other contractual or legal obligation or restriction to which Buyer is subject.

         5.05. PURCHASE FOR INVESTMENT. Buyer is acquiring the Shares for its own account and not with a view to, or present intention of, distribution thereof in violation of the federal securities laws of the United States or Australia or any state securities or blue sky laws, and the Shares will not be disposed of in contravention of such laws.

         5.06. PROFESSIONAL FEES. Buyer has not done anything to cause or incur any liability for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution and performance of this Agreement or the consummation of the transactions contemplated hereby, and Buyer does not know of any claim by anyone for such a commission or fee.

         5.07. CONSENTS AND APPROVALS. Buyer has obtained or will have obtained prior to Closing, all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Buyer.

         5.08.   FULL DISCLOSURE.  Neither the representations appearing in
Article V of this Agreement, nor any certificate or other instrument or document furnished or to be furnished by Buyer to Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.


                                   ARTICLE VI

                      COVENANTS AND AGREEMENTS OF PARTIES

     The parties hereto agree that from the date hereof until the Closing, and thereafter if so specified, it will fulfill the following covenants and agreements unless otherwise consented to by Buyer in writing:

         6.01. FURTHER ASSURANCES. At any time and from time to time after the Closing, at the request of the other party hereto and without further consideration, each of Seller and Buyer will execute and deliver such other instruments of sale, transfer, conveyance, assignment, and delivery and confirmation and take such action as may reasonably be requested by the other party hereto in order more effectively to transfer, convey and assign to Buyer and to place Buyer in possession and control of, and to confirm Buyer's title to, the Shares, and to assist Buyer in exercising all rights and enjoying all benefits with respect thereto.





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         6.02.   CONSENTS AND APPROVALS.  Each of Seller and Buyer shall, in a timely, accurate and complete manner, take all necessary corporate and other action and use all reasonable efforts to obtain all consents, approvals, permits, licenses and amendments of agreements required to carry out the transactions contemplated in this Agreement.

         6.03. NON-DISCLOSURE. Except as agreed to in writing by the other party hereto, neither Seller nor Buyer will disclose to any other person not an employee of such entity (or a person otherwise involved in the carrying out of the transactions contemplated by this Agreement), nor make any public announcement of, the transactions contemplated by this Agreement prior to the Closing. Any such disclosure to employees will be made on a need-to-know basis and on the condition that such employees agree to be bound by the same confidentiality terms.

         6.04. SCHEDULES. Seller hereby agrees to deliver the Schedules referred to herein and required to be delivered pursuant to the terms hereof, to the Buyer within fourteen (14) days of the execution of this Agreement.


                                  ARTICLE VII

                       CONDITIONS TO BUYER'S OBLIGATIONS

         All obligations of Buyer hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         7.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller in this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of such date.

         7.02. PERFORMANCE. Seller shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be so complied with or performed.

         7.03. DUE DILIGENCE. Buyer shall have completed to its satisfaction, a due diligence review of the Company.

         7.04. OFFICER'S CERTIFICATE. Seller shall have delivered to Buyer a Certificate of an officer of Seller dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 7.01 and 7.02 hereof.

         7.05. SHAREHOLDERS AGREEMENT. The parties hereto shall have entered into a Shareholders Agreement or, if necessary, an amendment to the Articles of Association with regard to the issues outlined in Schedule 7.05 hereto which Agreement shall be in form and substance mutually agreeable to both parties.





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         7.06.  GOVERNMENTAL APPROVAL.  (a)  The Buyer shall have received notification from The Treasurer of the Commonwealth Government of Australia (the "Treasurer") that the Treasurer does not object to the Buyer acquiring the Shares on the terms set out in this Agreement. If the Buyer has not done so prior to the execution of this Agreement it shall forthwith notify the Treasurer of its intention to acquire the Shares as required by the Foreign Acquisitions & Takeovers Act 1975 (the "Act");

         (b) If the Treasurer shall have made an order pursuant to Section 18(2) of the Act prohibiting the acquisition of the Shares by the Buyer, then this Agreement shall terminate;

         (c) If the Treasurer indicates, within 30 days of notification, that, pursuant to Section 25(1A) of the Act, he is prepared to grant his consent to the acquisition of the Shares by the Buyer, subject to the fulfillment by the Buyer of certain specified conditions, then the Buyer shall advise the Treasurer and the Seller in writing within seven days thereafter whether it accepts these conditions. If the Buyer accepts the conditions, Buyer shall use its best reasonable efforts to comply with such conditions within five days of the Treasurer's notification of the conditions and the Closing shall be within five days of such compliance. If the Buyer does not accept the Treasurer's conditions, then this Agreement will be at an end;

         (d) If the Buyer has given notice to the Treasurer of his intention to acquire the Shares, 30 days has expired from the date of such notification and the Treasurer has not made any order under the Act or has not made any decision under Section 25(1A) of the Act, then Closing shall be 5 working days from the date of expiration of that period of 30 days;

         (e)     If:

                 (i) before the end of thirty days after the date on which the Treasurer has received notice from the Buyer of its intention to acquire the Shares, the Treasurer has made an order under Section 22 of the Act in relation to the proposed acquisition of the Shares;

                 (ii) an order is published in the Gazette as required by the Act; and

                 (iii) 90 days pass after the day on which the order is published:

                          (a)  the Treasurer has not made a decision under
                          Section 25(1A); or

                          (b)  made any other order under the Act,

                          then the Closing shall be five working days after the
expiration of that ninety day period.

         (f) The purchase of the Shares by Buyer shall have been approved by the States of Victoria and Queensland governments as required by existing contracts by and between the Company and such governments.





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         (g)     The Victorian government shall have completed to its
satisfaction a probity investigation of Buyer in connection with the Company's New Women's Prison Project in Victoria.

         (h) The governments of the States of Victoria and Queensland shall have completed to their satisfaction a probity investigation of the directors of the Company designated by Buyer and appointed pursuant to Clause 3.02(a)(iv)(b) hereof.


                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS

         All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         8.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of such date.

         8.02. PERFORMANCE. Buyer shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be so complied with or performed.

         8.03. OFFICER'S CERTIFICATE. Buyer shall have delivered to Seller a Certificate of an officer of Buyer, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 8.01 and 8.02 hereof.

         8.04. CONSENTS. Seller shall have received all consents required for the consummation of the transactions contemplated hereby, all of which consents shall be in form and substance satisfactory to Seller.

         8.05. GOVERNMENT APPROVALS. (a) The Buyer shall have received the approval of the Treasurer as described in Section 7.05 hereof.

         (b) The purchase of the Shares by Buyer shall have been approved by the States of Victoria and Queensland governments as required by existing contracts by and between the Company and such governments.

         (c) The Victorian government shall have completed to its satisfaction a probity investigation of Buyer in connection with the Company's New Women's Prison Project in Victoria.





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

         (d) The governments of the States of Victoria and Queensland shall have completed to their satisfaction a probity investigation of the directors of the Company designated by Buyer and appointed pursuant to Clause 3.02(a)(iv)(b) hereof.


                                   ARTICLE IX

                                INDEMNIFICATION

         9.01. INDEMNIFICATION BY SELLER. The Seller hereby agrees to defend, indemnify and hold harmless Buyer, its directors, officers, employees, affiliates and agents, and shall reimburse Buyer for, from and against each claim, loss, diminution in value, damages, liability, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of:

         (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking, agreement or other obligation by or of Seller contained herein, or in any certificate, schedule, document or instrument delivered to Buyer pursuant hereto.

         (b)     Any other Loss incidental to any of the foregoing.

         9.02. INDEMNIFICATION BY BUYER. Buyer hereby agrees to defend, indemnify and hold harmless Seller, its directors, officers, employees, affiliates and agents, and shall reimburse Seller for, from and against Losses directly or indirectly relating to, resulting from or arising out of:

         (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking, agreement or other obligation by Buyer contained herein or in any certificate, document or instrument delivered to Seller pursuant hereto.

         (b)     Any other Loss incidental to the foregoing.

         9.03. PROCEDURE. (a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 9.01 or 9.02 of this Agreement (but the failure to so notify shall not relieve the indemnifying party from its obligations hereunder unless such failure irrevocably prejudices the indemnifying party), and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, Buyer and the Seller shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

         (b) If the indemnified party reasonably determines (i) that there may be a conflict between the positions of the indemnifying party and the indemnified party in defending such claim or action, or (ii) that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, or such different defenses, and the indemnifying party shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense.

         (c) Judgments against and settlements entered into by the indemnified party pursuant to Section 9.03(a) shall unconditionally release the indemnifying party from liability for the particular claim, demand, action, or proceeding for which indemnification was sought.


                                   ARTICLE X

                          SURVIVAL OF REPRESENTATIONS

         10.01. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, indemnities and agreements by the parties contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party hereto, and shall expire on the third anniversary of the Closing Date.

         10.02. STATEMENTS AS REPRESENTATIONS. All statements contained in any certificate, schedule, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties for all purposes of this Agreement.

         10.03. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

         11.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a) By Buyer, if there has been a material violation or breach by the Seller of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article VII hereof have not been satisfied by the Closing or have not been waived in writing by Buyer.

         (b) By Seller, if there has been a material violation or breach by the Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article VIII hereof have not been satisfied by the Closing or have not been waived in writing by Seller.

         (c) By either Buyer or Seller if the transactions contemplated by this Agreement shall not have been consummated on or before August 15, 1995.

         (d) By either Buyer or the Seller if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving the other.

         11.02.  EFFECT OF TERMINATION.   In the absence of fraud or willful
breach on the part of Seller, or on the part of Buyer, then Seller will not have any liability to Buyer, or Buyer will not have any liability to Seller, as the case may be, under this Agreement if Seller or Buyer terminates this Agreement pursuant to Section 11.01.


                                  ARTICLE XII

                                 MISCELLANEOUS

         12.01. EXPENSES. All fees and expenses incurred by Seller, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by Seller and all fees and expenses incurred by Buyer, including, without limitation, legal fees and expenses, in connection with this Agreement will be borne by Buyer, provided, however, that Buyer shall be responsible for all stamp duty which may be due to any jurisdiction or governmental entity as a result of the Closing of the purchase of the Shares.

         12.02.  ASSIGNABILITY; PARTIES IN INTEREST.

         (a) Buyer may assign any and all of its rights hereunder to any affiliate of or any direct or indirect subsidiary of Buyer, and Buyer shall advise Seller of any such assignment and shall designate such party as the assignee and transferee of the securities purchased. Any such assignee shall assume all of Buyer's duties, obligations and undertakings hereunder, but the assignor shall remain liable thereunder.

         (b) Seller may not assign, transfer or otherwise dispose of any of its rights hereunder without the prior written consent of Buyer.

         (c) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto.

         12.03. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits, schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

         12.04. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         12.05. SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

         12.06. NOTICES. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to Seller:

         Corrections Corporation of America
         102 Woodmont Boulevard, Suite 800
         Nashville, Tennessee  37205
         Attn:  Doctor R. Crants
         With a copy to:

         Elizabeth E. Moore, Esq.
         Stokes & Bartholomew, P.A.
         424 Church Street, Suite 2800
         Nashville, Tennessee  37219

         If to Buyer:

         Sodexho S.A.
         3, avenue Newton
         78180 Montigny-le-Bretonneux
         FRANCE
         Attn:  Jean-Pierre Cuny

         With a copy to:

         Ropes & Gray
         One International Place
         Boston, MA  02110
         Attn:  Howard K. Fuguet, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         12.07. GOVERNING LAW. This Agreement shall be governed by and be interpreted under the laws of Queensland without regard to the conflicts of law principles thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in Queensland over any action or proceeding to enforce any right under this Agreement. The parties further acknowledge that irrevocable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court in Queensland. This being in addition to any other remedy to which they may be entitled at law or equity.

         12.08. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart, provided, however, that the several executed counterparts shall together have been signed by Buyer and the Seller. All such executed counterparts shall together constitute one and the same instrument.

         12.09.  DISPUTE RESOLUTION.

         (a) Any party to this Agreement claiming that a dispute has arisen in connection with the negotiation, execution, interpretation, performance or nonperformance of this Agreement between any of the parties to this Agreement shall give notice to the other party in dispute designating as its representative in negotiations relating to the dispute a person with authority to settle the dispute and the other party given written notice shall promptly give notice in writing to the first party designating as its representative in negotiations relating to the dispute a person with similar authority.

         (b) The designated persons shall within 10 days of the last designation required by subsection (a), following whatever investigations each deems appropriate, seek to resolve the dispute.

         (c) If the dispute is not resolved within the following 10 days (or within such further period as the representatives may agree is appropriate) the parties hereto agree that such dispute shall be solely and finally settled by arbitration in accordance with the international rules of the International Chamber of Commerce. All such proceedings shall be conducted in Geneva, Switzerland.

         (d) The parties acknowledge that the purpose of any exchange of information or documents or the making of any offer of settlement pursuant to this Section is to attempt to settle the dispute between the parties. No party may use any information or documents obtained through the dispute resolution process established by this Section for any purpose other than in an attempt to settle a dispute between that party and the other party to this Agreement.

         (e) After the expiration of the time established by this Section for agreement on a dispute resolution process, any party which has complied with the provisions of this Section may in writing terminate the dispute resolution process provided for in this Section and may then commence Court proceedings relating to the dispute.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Buyer and by the Seller on the date first above written.

                                           BUYER:

                                           SODEXHO S.A.


                                           By:
                                              ---------------------------------
                                           Title:
                                                 ------------------------------

                                           SELLER:

                                           CORRECTIONS CORPORATION OF AMERICA


                                           By:
                                              ---------------------------------
                                           Title:
                                                 ------------------------------

                                  SCHEDULES TO

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       CORRECTIONS CORPORATION OF AMERICA

                                      AND

                                  SODEXHO S.A.




                            DATED AS OF JUNE 9, 1995

                                 SCHEDULE 4.08

                                  SUBSIDIARIES


1.       Corrections Corporation of New Zealand Limited.

2.       Excor Investments Pty. Ltd. A.C.N. 011 043 002.

3.       Viccor Investments Pty. Ltd. A.C.N. 068 569 120.

                                SCHEDULE 4.09

                                 LITIGATION


                                     None.

                                 SCHEDULE 4.10

             ASSETS TO WHICH THE COMPANY DOES NOT HAVE CLEAR TITLE


                                     None.

                                SCHEDULE 4.14

                             MATERIAL CONTRACTS


1. Contract (CCA) with the Government of the State of Queensland for the management of the Borallon Prison. The Contract runs for the period 1st April 1995 to the 31st March 2000.

2. Contract (CCA) with the Government of the State of Victoria for the provision of transport and escort services of inmates to and from and in the Geelong Courts, Victorian County Courts; the security of prison inmates in St. Augustine's Ward of St. Vincent's Hospital, Melbourne. This Contract runs for the period 1st July 1994 to the 30th June 1997 and has 2 option provisions (in favour of CCA) for 3 years each.

3. Contract (Viccor) with the Government of the State of Victoria for the design, construction, ownership, finance and management of a 125 bed women's correctional centre at Melton, Victoria. Under this Contract construction commenced on the 5th June 1995 and is to be completed by the 30th June 1996. The correctional centre is to commence operations on the 1st July 1996. The Contract for the management of the centre runs for a period of 5 years commencing on the 1st July 1996 and has 5 options (in favour of CCA's subsidiary Excor Investments Pty. Ltd.) of 3 years each. The Contract with the Government of the State of Victoria for the women's correctional centre provides for CCA's subsidiary Excor Investments Pty. Ltd. to lease the land at Melton for a period of 40 years; to construct a prison on that land; and for CCA's subsidiary to provide a prison for the Government of the State of Victoria for a period of up to 20 years.

4.       And as follows:

         (a)     Prison Services Agreement (5/6/95)
         (b)     Ground Lease (5/6/95)
         (c)     Tripartite Agreement (5/6/95)
         (d)     Accommodation Services Support Agreement (5/6/95)
         (e)     Project Facility Agreement (5/6/95)
         (f)     Equity Support Agreement (5/6/95)